Exhibit 5.1

August 9, 2024

Reference:191296/1

Xenon Pharmaceuticals Inc.

200 – 3650 Gilmore Way

Burnaby, BC V5G 4W8

Canada

RE: Registration Statement on Form S-3 of Xenon Pharmaceuticals Inc.

We have acted as Canadian counsel to Xenon Pharmaceuticals Inc. (the “Company”), a corporation continued under the federal laws of Canada, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below). The Registration Statement relates to the proposed offer, issuance and sale by the Company, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements referred to therein (the “Prospectus Supplements”), of an unlimited number of (a) common shares of the Company (the “Common Shares”), (b) preferred shares of the Company (the “Preferred Shares”), (c) warrants of the Company (the “Warrants”) to purchase Common Shares or Preferred Shares, and (d) units of the Company (the “Units”) consisting of Common Shares, Preferred Shares, Warrants or any combination of the foregoing (the Common Shares, Preferred Shares, Warrants and Units are collectively referred to herein as the “Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

ASSUMPTIONS

We have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed:

(a)
the authenticity of documents purporting to be originals or photostatic or facsimile copies of originals;
(b)
the conformity to originals of documents purporting to be photostatic or facsimile copies of originals;
(c)
the genuineness of all signatures on all documents reviewed by us;
(d)
the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;
(e)
at the time of any offer and sale of the Securities, the Company will validly exist and be duly qualified and in good standing under the Canada Business Corporations Act;
(f)
the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act;
(g)
a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby;

(h)
all Securities will be issued and sold in compliance with applicable provincial, Federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;
(i)
a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
(j)
the Warrants and any agreements executed and delivered by the Company with respect to the Warrants, including the certificates representing the Warrants (collectively, the “Warrant Documents”), will be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein;
(k)
the Units and any agreements executed and delivered by the Company with respect to the Units, including the certificates representing the Units (collectively, the “Unit Documents”), will be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein;
(l)
insofar as any obligation under any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, is to be performed in any jurisdiction outside of the Province of British Columbia, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction;
(m)
any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, alloted and reserved for issuance upon such conversion, exchange, redemption or exercise; and
(n)
with respect to the Common Shares or Preferred Shares offered by the Company, there will be sufficient Common Shares or Preferred Shares authorized under the Company’s organizational documents and not otherwise reserved for issuance.

We have also considered such questions of law as we have deemed relevant and necessary as a basis for our opinions hereinafter expressed. With respect to the accuracy of factual matters material to our opinions hereinafter expressed, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

The opinions expressed herein are limited to matters governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

Opinions

Based and relying upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

1.
With respect to the Common Shares, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Common Shares and all matters related thereto and (b) the Common Shares have been delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon the exercise of

Warrants to purchase Common Shares, upon full payment of the consideration therefor provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the full consideration approved by the Board, then such Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.
2.
With respect to any particular series of Preferred Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Preferred Shares, the terms of the offering thereof, and all matters related thereto, including all applicable regulatory filings and (b) such Preferred Shares haven been delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon exercise of Warrants to purchase such Preferred Shares, upon full payment of consideration provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the full consideration approved by the Board, then such Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.
3.
With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and all matters related thereto and (b) the Warrants have been duly executed and delivered against full payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, placement agency or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.
With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Units (including Securities underlying the Units) and all matters related thereto and (b) the Units (including Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, unit, placement agency or similar agreement duly authorized, executed and delivered by the Company and the certificates for the Units have been duly executed and delivered in accordance with such purchase, underwriting, unit, placement agency or similar agreement, then the Units (including Securities underlying the Units) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

(a)
the opinions set forth herein are limited to matters governed by, and apply solely in connection to, the laws of the province of British Columbia and the laws of Canada applicable in British Columbia, in each case as they exist on the date of this opinion letter;

(b)
the headings appearing in this opinion are for the convenience of reference only and in no way limit or enlarge the scope or meaning of the opinions expressed above;

(c)
the enforceability of the Warrants and the Units is subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium and other laws of general application limiting the enforcement of creditors’ rights generally;
(d)
the enforceability of the Warrants and the Units is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court;
(e)
the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, that purports to sever from such Warrants or Units, as the case may be, any provision that is prohibited or unenforceable under applicable law without affecting the enforceability of the remainder of such Warrants or Units, as the case may be, would be determined only in the discretion of a court;
(f)
the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred and the costs and expenses incidental to all court proceedings are in the discretion of the court, and the court has the power to determine by whom and to what extent these costs shall be paid;
(g)
the enforceability of any rights of indemnity or contribution in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, may be limited by applicable law to the extent that such rights directly or indirectly relate to liabilities imposed by law for which it would be contrary to public policy to require a person to provide indemnification or contribution;
(h)
the enforceability of the Warrants and the Units is subject to the provisions of the Limitations Act (British Columbia);
(i)
courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada;
(j)
we express no opinion as to:
A.
the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, to the extent it purports to exculpate a person from a liability or duty otherwise owed by it, waives rights or defenses or agrees not to challenge the validity or enforceability of remedies;
B.
the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, that states that amendments or waivers of or with respect to the Warrants or the Units, as the case may be, that are not in writing will not be effective;
C.
the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, to the extent it purports to exculpate any person from liability in respect of acts or omissions that may be illegal, fraudulent or involve willful misconduct; and
D.
the enforceability of any provision in any of the Warrant Documents or Unit Documents applicable to the Warrants or the Units, respectively, purporting to confer any benefits thereunder on any third party;

(k)
we express no opinion as to compliance with the Personal Information Protection and Electronic Documents Act (Canada) or the Personal Information Protection Act (British Columbia); and
(l)
a court may decline to accept the factual and legal determinations of a party notwithstanding that a contract or instrument provides that the determinations of that party shall be conclusive.

* * *

We hereby expressly consent to the filing of this opinion as an exhibit to the Registration Statement, and the use of our firm name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours truly,

/s/ Blake, Cassels & Graydon LLP